FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL SECOND QUARTER RESULTS

Pompano Beach, FL - May 1, 2007 - Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its fiscal 2007 second quarter ended March 31, 2007. The Company posted revenue of $5.9 million and a net quarterly loss of $35,000, or $0.00 per diluted share. These results compare to revenue of $6.5 million and net quarterly profit of $64,000, or $0.01 per diluted share, in the year-ago quarter.

The Company attributed the lower sales primarily to reduced sales of cell phone products, which declined to $1.9 million in the 2007 quarter from $2.6 million in the 2006 quarter. Sales of blood glucose monitoring kit cases increased to $3.2 million in the 2007 quarter, from $2.9 million, in the 2006 quarter.  Sales of other products were $0.8 million in the 2007 quarter, compared to $0.9 million in the 2006 quarter.

For the six months ended March 31, 2007, net sales were $13.3 million, compared to $15.1 million in the six-month period ended March 31, 2006.  Net income was $0.3 million in the first half of 2007 versus $0.8 million in the first half of 2006, and earnings per diluted share were $0.04, compared to $0.10.  The six-month results were impacted by the factors stated above.

Jerome E. Ball, Forward's Chairman and Chief Executive Officer commented, "While we are pleased with the increase in sales of our diabetic products in the second quarter, the performance of our cell phone products line was unacceptable and we are committed to improving our revenue growth and profitability in this area and across all our product lines. Having said this, we believe the remainder of our fiscal year will present challenges in light of the operating environment for OEM cell phone sales."

Mr. Ball concluded, "With $20.8 million in cash, $25.1 million of working capital, and no long-term debt at quarter-end, our strong financial position will help us address these short-term challenges and provide us a solid foundation for future growth."

The tables below set forth the Company's unaudited, consolidated statements of operations for the three and six-month periods ended March 31, 2007 and 2006, respectively, the unaudited, consolidated balance sheet as of March 31, 2007, and the audited, consolidated balance sheet as of September 30, 2006, and are derived from the Company's unaudited, consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company's results of operations and financial condition relating to the three and six-month periods ended March 31, 2007, as well as the Company's Form 10-K for the fiscal year ended September 30, 2006, for additional information.

About Forward Industries
Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the "Motorola" brand name.  Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to those discussed in Item 6 in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Risk Factors" in our Annual Report on Form  10-KSB and as updated in our Quarterly Reports on Form 10-Q.  Such factors include, among others, the degree of our success in winning new business from our customers and against competing vendors; the high degree of our customer concentration and, therefore, the dependence of our revenues and results of operations on order flow from these OEM customers; the resulting susceptibility of our revenues and results of operation to significant change over short periods of time; changes affecting, or the loss of, one or more of our principal OEM customers; and the effective management of inventory including in connection with our OEM customers' hub arrangements to which we are subject.

CONTACT:	-or-	INVESTOR RELATIONS COUNSEL
Forward Industries, Inc.		The Equity Group Inc.
Jerome E. Ball, CEO		Loren G. Mortman
(954) 419-9544		(212) 836-9604
LMortman@equityny.com
www.theequitygroup.com

FORWARD INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
Net sales..................................................	$5,875,768	$6,457,318	$13,310,190	$15,127,677
Cost of goods sold....................................	4,575,048	5,043,223	10,052,760	11,069,285
Gross profit..............................................	1,300,720	1,414,095	3,257,430	4,058,392

Operating expenses:
Selling.................................................	926,127	855,944	1,777,038	1,632,283
General and administrative.....................	664,136	632,311	1,559,250	1,327,534
Total operating expenses.............	1,590,263	1,488,255	3,336,288	2,959,817

(Loss) income from operations.................	(289,543)	(74,160)	(78,858)	1,098,575

Other income:
Interest income.....................................	252,120	194,460	493,410	345,732
Other income (expense), net..................	(4,565)	3,620	6,168	(13,223)
Total other income.......................	247,555	198,080	499,578	332,509

(Loss) income before provision (benefit) for income taxes................................	(41,988)	123,920	420,720	1,431,084
(Benefit) provision for income taxes........	(7,271)	60,405	82,729	593,079
Net (loss) income ....................................	$(34,717)	$63,515	$337,991	$838,005

Net (loss) income per common and common equivalent share
Basic............................................	$0.00	$0.01	$0.04	$0.11
Diluted...........................................	$0.00	$0.01	$0.04	$0.10

Weighted average number of common and common equivalent shares outstanding
Basic............................................	7,861,438	7,861,438	7,861,438	7,849,803
Diluted...........................................	7,861,438	8,014,331	7,974,700	8,018,807

FORWARD INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2007	2006
Assets	(Unaudited)
Current assets:
Cash and cash equivalents.................................................................	$20,799,128	$18,609,371
Accounts receivable, net ....................................................................	3,787,868	6,069,058
Inventories, net..................................................................................	2,148,821	2,449,065
Prepaid expenses and other current assets..........................................	621,797	329,461
Deferred tax asset..............................................................................	93,000	83,000
Total current assets................................................................	27,450,614	27,539,955

Property, plant, and equipment, net........................................................	160,490	190,084
Other assets........................................................................................	50,412	51,932
Total Assets........................................................................................	$27,661,516	$27,781,971

Liabilities and shareholders' equity
Current liabilities:
Accounts payable..............................................................................	$2,121,406	$2,141,191
Accrued expenses and other current liabilities......................................	251,752	690,413
Total current liabilities...........................................................	2,373,158	2,831,604

Commitments and contingencies.......................................................

Shareholders' equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued......................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, and 8,424,931 shares issued (including 563,493 held in treasury)..	84,249	84,249
Capital in excess of par value...........................................................	15,287,952	15,287,952
Treasury stock, 563,493 shares at cost............................................	(853,159)	(853,159)
Retained earnings...........................................................................	10,769,316	10,431,325
Total shareholders' equity..................................................................	25,288,358	24,950,367
Total liabilities and shareholders' equity...........................................	$27,661,516	$27,781,971

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